Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release
For immediate release July 27, 2009	For more information contact: Investors: John Hobbs 1-800-858-5347 Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Second Quarter 2009

SEATTLE – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $32 million, or $0.19 per diluted share, on revenues of $272 million. Earnings for the second quarter include a $23 million gain, $0.14 per share, from the sale of 59,000 acres of Wisconsin timberland. Earnings for the second quarter of 2008 were $31 million, or $0.18 per diluted share, on revenues of $376 million. These 2008 results included the effect of a $6 million after-tax ($10 million pre-tax) impairment charge related to the company’s lumber manufacturing business. The impairment charge reduced 2008 net income by $0.04 per diluted share.

Earnings for the first six months of 2009 were $189 million, or $1.15 per diluted share, on revenues of $742 million. Results for the first six months of 2009 include the effect of a $7 million after-tax ($12 million pre-tax) impairment charge related to the company’s lumber manufacturing business, which reduced net income by $0.04 per diluted share, and approximately $2 million after tax ($4 million pre tax) of severance costs, reducing net income by $0.01 per share. The results for the first six months also benefited from the reversal of prior period tax expenses and a reduction in deferred tax liability. These changes resulted in a one-time tax benefit of approximately $8 million, or $0.05 per share.

Earnings for the first six months of 2008 were $69 million, or $0.40 per diluted share, on revenues of $739 million. Results for the first six months of 2008 included the $0.04 per diluted share charge from the lumber manufacturing impairment.

Cash provided by operating activities for the second quarter of 2009 totaled $110 million. Cash provided by operating activities during the second quarter of 2008 totaled $95 million. The company ended the quarter with $347 million in cash and cash equivalents.

“Our second-quarter results were better than we initially anticipated, although market conditions remained difficult,” said Rick Holley, Plum Creek’s president and chief executive officer. “Our bottom line reflects some benefit from downsizing our manufacturing operations and slightly better sales activity for higher and better use rural lands. Within our timber businesses, we maintained our flexibility, adjusting our harvest to preserve our most valuable sawlogs. In addition, we captured good value from a sale of 59,000 acres of timberland in Wisconsin. This transaction allowed us to monetize these lands and use the proceeds to retire debt. Taking into account the debt retirement, the transaction is both cash and earnings accretive on an ongoing basis.”

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Plum Creek Timber Company Reports Results

Review of Operations

The Northern Resources segment reported an operating loss of $7 million compared to an operating profit of $7 million during the same period of 2008. The second quarter is seasonally the weakest quarter in the Northern Resources segment as the spring thaw limits harvesting activity throughout the northern tier states. Timber prices have weakened significantly over the past year as residential construction activity reached new lows and the broader economy weakened. Average sawlog prices were 26 percent lower, and average pulpwood prices were 11 percent lower than they were during the second quarter of 2008. The company responded to these low log prices by deferring the harvest of its most valuable trees, reducing its second-quarter sawlog harvest by 368,000 tons, or 50 percent, compared to the same period of 2008. In addition, the pulpwood harvest was reduced 107,000 tons, or 21 percent, when compared to the second quarter of 2008. The decision to defer the harvest reduced second-quarter earnings by approximately $9 million, but preserves and enhances the earnings potential of the standing timber as the trees continue to grow and log prices recover from current levels.

Operating profit in the Southern Resources segment was $23 million compared to a $37 million profit reported during the same period of 2008. The company reduced its second-quarter sawlog harvest 449,000 tons, or 27 percent, from the same period of 2008. A portion of the harvest reduction resulted from the company’s fourth-quarter 2008 contribution of certain Southern timberlands to a venture with The Campbell Group. These lands accounted for 308,000 tons of the sawlog harvest and 261,000 tons of the pulpwood harvest in the second quarter of 2008. The balance of the Southern sawlog harvest decline was primarily due to harvest deferrals as sawlog prices were 15 percent lower than the prior-year period. Average pulpwood prices declined 3 percent compared to the second quarter of 2008. As planned, the company reduced its second-quarter pulpwood harvest by approximately 370,000 tons, or 17 percent, from the same period of 2008.

The Real Estate segment reported total revenue of $78 million and operating income of $44 million. Second quarter 2008 Real Estate segment revenue was $57 million resulting in operating income of $35 million. The 59,000 acre Wisconsin sale contributed approximately $38 million of revenue and approximately $23 million to the segment’s income. The proceeds from the transaction were used to retire debt during the second quarter.

The balance of the Real Estate segment revenue was $40 million and contributed $21 million to the segment’s operating income. Excluding the Wisconsin sale, approximately 25,000 acres were sold during the second quarter of 2009, similar to the 26,000 acres sold during the same period of 2008. The 2009 rural land sales consisted of approximately 9,800 acres of small, non-strategic timberlands valued at approximately $900 per acre while sales of nearly 11,000 acres of recreation lands captured average values of $2,200 per acre. Nearly 4,000 acres of conservation lands were sold for approximately $1,700 per acre.

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Plum Creek Timber Company Reports Results

The Manufacturing segment reported breakeven results for the second quarter of 2009. During the second quarter of 2008 the segment reported an $11 million loss, which included a non-cash $10 million pre-tax impairment charge of lumber manufacturing operations. Sales volumes in each product line declined significantly from the second quarter of 2008. Over the past year, the company permanently closed two lumber mills and significantly curtailed production at its remaining lumber facilities in order to match production to weak market demand. Lumber sales volumes were 28 percent lower than the second quarter of 2008 and lumber prices were 7 percent lower. The company also reduced production in its medium density fiberboard (MDF) and plywood mills in response to weak demand. Volumes declined 48 percent for MDF and 41 percent for plywood. Average sales prices were down only slightly for MDF and down 13 percent for plywood when compared to the same period of 2008.

Debt Retirement

As noted earlier, the company used $38 million of proceeds from the sale of Wisconsin lands to retire debt as follows:

•	Permanently retired $33 million private-placement debt at par. The debt was scheduled to mature during the fourth quarter of 2011 and carried a weighted average interest rate of 7.88 percent;
•	Paid down $5 million on the line of credit.

Outlook

The company continues to defer harvests in response to weak pricing and lower demand. Harvest levels in both the Northern and Southern Resources segments are expected to remain below the levels of the third quarter of 2008. For the full year, the company expects to be on the low end of its expected harvest range of 15.5 to 16.5 million tons.

The third-quarter Real Estate segment sales are expected to be between $50 million and $70 million. The company expects full-year Real Estate segment sales, including the revenues from the second-quarter Wisconsin sale, to be between $460 million and $480 million.

Manufacturing results are expected to remain near breakeven as the company manages production to match current demand.

Third-quarter earnings are expected to be between $0.05 and $0.10 per share. The company expects to report earnings between $1.25 and $1.40 per share for the full year including the effect of the Wisconsin land sale.

“Our extensive asset base, liquidity position and strong balance sheet allow us to take measured responses during this recession while maintaining our commitments to our customers and investors,” Holley concluded. “Our day-to-day operating decisions are aimed at preserving the long-term value of our timber and land assets. We continue to defer the harvest of our most valuable trees. We sell conservation, recreation or non-strategic lands only when the sale captures superior value. We’ve right-sized our manufacturing operations to meet current demand and operate efficiently.

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Plum Creek Timber Company Reports Results

“Effective capital allocation remains our top priority and is a key component of our ability to provide investors with superior long-term returns. We’re maintaining our capital discipline, opportunistically selling certain assets at good value and redeploying the capital to attractive capital allocation opportunities such as debt retirement. We take these actions with a long-term, strategic view and only pursue them when they are cash accretive and provide attractive, risk-adjusted returns for our investors.”

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, July 27, at 5 p.m. EDT (2 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Web site at www.plumcreek.com by clicking on the “Investors” link.

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 73942043.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek’s Web site at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with approximately 7 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition or disposition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Six Months Ended
	June 30, 2009	June 30, 2008
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$262	$393
Real Estate	346	109
Manufacturing	124	226
Other	10	11

Total Revenues	742	739

Costs and Expenses:
Cost of Goods Sold:
Timber	206	276
Real Estate	128	36
Manufacturing	140	240
Other	1	1

Total Cost of Goods Sold	475	553
Selling, General and Administrative	55	63

Total Costs and Expenses	530	616

Other Operating Income (Expense), net	—	3

Operating Income	212	126

Equity Earnings from Timberland Venture	29	—

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	47	70
Interest Expense (Note Payable to Timberland Venture)	29	—

Total Interest Expense, net	76	70

Gain on Extinguishment of Debt	1	—

Income before Income Taxes	166	56

Benefit for Income Taxes	(23)	(13)

Net Income	$189	$69

Per Share Amounts:

Net Income per Share - Basic	$1.15	$0.40
Net Income per Share - Diluted	$1.15	$0.40

Weighted Average Number of Shares Outstanding
- Basic	163.8	171.4
- Diluted	163.9	171.8

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended
	June 30, 2009	June 30, 2008
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$123	$192
Real Estate	78	57
Manufacturing	66	121
Other	5	6

Total Revenues	272	376

Costs and Expenses:
Cost of Goods Sold:
Timber	98	137
Real Estate	33	20
Manufacturing	64	128
Other	1	1

Total Cost of Goods Sold	196	286
Selling, General and Administrative	23	33

Total Costs and Expenses	219	319

Other Operating Income (Expense), net	—	—

Operating Income	53	57

Equity Earnings from Timberland Venture	14	—

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	23	34
Interest Expense (Note Payable to Timberland Venture)	15	—

Total Interest Expense, net	38	34

Income before Income Taxes	29	23

Benefit for Income Taxes	(3)	(8)

Net Income	$32	$31

Per Share Amounts:

Net Income per Share - Basic	$0.19	$0.18
Net Income per Share - Diluted	$0.19	$0.18

Weighted Average Number of Shares Outstanding
- Basic	162.8	171.1
- Diluted	162.9	171.6

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2009	December 31, 2008
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$347	$369
Accounts Receivable	34	22
Like-Kind Exchange Funds Held in Escrow	—	48
Taxes Receivable	6	23
Inventories	53	74
Deferred Tax Asset	9	11
Real Estate Development Properties	3	4
Assets Held for Sale	87	137
Other Current Assets	15	11

	554	699

Timber and Timberlands, net	3,565	3,638
Property, Plant and Equipment, net	160	177
Equity Investment in Timberland Venture	203	199
Deferred Tax Asset	19	—
Investment in Grantor Trusts (at Fair Value)	26	25
Other Assets	41	42

Total Assets	$4,568	$4,780

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$110	$158
Accounts Payable	31	35
Interest Payable	27	30
Wages Payable	15	28
Taxes Payable	19	18
Deferred Revenue	26	17
Other Current Liabilities	16	21

	244	307

Long-Term Debt	1,703	1,793
Line of Credit	206	231
Note Payable to Timberland Venture	783	783
Deferred Tax Liability	—	4
Other Liabilities	90	90

Total Liabilities	3,026	3,208

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 162.8 at June 30, 2009, and 166.0 at December 31, 2008	2	2
Additional Paid-In Capital	2,230	2,225
Retained Earnings	200	149
Treasury Stock, at cost, Common Shares - 24.8 at June 30, 2009, and 21.5 at December 31, 2008	(860)	(773)
Accumulated Other Comprehensive Income (Loss)	(30)	(31)

Total Stockholders’ Equity	1,542	1,572

Total Liabilities and Stockholders’ Equity	$4,568	$4,780

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30, 2009	June 30, 2008
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$189	$69
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization (includes $10 Lumber Impairment Loss in 2009 and 2008)	57	76
Basis of Real Estate Sold	118	22
Equity Earnings from Timberland Venture	(29)	—
Distribution from Timberland Venture	25	—
Expenditures for Real Estate Development	(1)	(5)
Deferred Income Taxes	(21)	(8)
Gain on Extinguishment of Debt	(1)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(4)	18
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	48	(61)
Income Tax Receivable	17	—
Other Working Capital Changes	(8)	(17)
Other	4	—

Net Cash Provided By Operating Activities	394	94

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(28)	(29)
Timberlands Acquired	—	(1)

Net Cash Used In Investing Activities	(28)	(30)

Cash Flows From Financing Activities:
Dividends	(138)	(144)
Borrowings on Line of Credit	431	755
Repayments on Line of Credit	(456)	(942)
Proceeds from Issuance of Long-Term Debt	—	250
Principal Payments and Retirement of Long-Term Debt	(138)	(47)
Proceeds from Stock Option Exercises	—	1
Acquisition of Treasury Stock	(87)	(51)
Other	—	(1)

Net Cash Used In Financing Activities	(388)	(179)

Increase (Decrease) In Cash and Cash Equivalents	(22)	(115)
Cash and Cash Equivalents:
Beginning of Period	369	240

End of Period	$347	$125

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
	June 30, 2009	June 30, 2008
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$32	$31
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization (includes $10 Lumber Impairment Loss in 2008)	24	43
Basis of Real Estate Sold	29	12
Equity Earnings from Timberland Venture	(14)	—
Expenditures for Real Estate Development	(1)	(2)
Deferred Income Taxes	(4)	(6)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(2)	18
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	3	(30)
Income Tax Receivable	18	—
Other Working Capital Changes	22	22
Other	3	7

Net Cash Provided By Operating Activities	110	95

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(11)	(16)

Net Cash Used In Investing Activities	(11)	(16)

Cash Flows From Financing Activities:
Dividends	(69)	(72)
Borrowings on Line of Credit	206	278
Repayments on Line of Credit	(211)	(278)
Principal Payments and Retirement of Long-Term Debt	(33)	—
Proceeds from Stock Option Exercises	—	1
Other	—	(1)

Net Cash Used In Financing Activities	(107)	(72)

Increase (Decrease) In Cash and Cash Equivalents	(8)	7
Cash and Cash Equivalents:
Beginning of Period	355	118

End of Period	$347	$125